Joint Filer Information

Title of Security:           Equity Trust Securities

Issuer & Ticker Symbol:      Equity Securities Trust II (RET)

Designated Filer:            Amaranth LLC

Other Joint Filers:          Amaranth Advisors L.L.C.
                             Nicholas M. Maounis

Addresses:                   The principal business office address for each of
                             the reporting persons is One American Lane, Greenwich, Connecticut 06831.

Signatures:




                             AMARANTH ADVISORS L.L.C.


                             By: /s/ Nicholas M. Maounis
                                 -------------------------------
                                  Nicholas M. Maounis, President


                             /s/ Nicholas M. Maounis
                             -----------------------
                                 Nicholas M. Maounis